SECURITY AGREEMENT

(Equipment)

This Security Agreement (the “Agreement”) is made between DEER TRAIL MINING COMPANY, LLC, a Nevada limited liability company (the “Pledgor” and ROCCO TROTTA, an individual (the “Secured Party”).

This Agreement is made in connection with a Promissory Note between Pledgor and Secured Party (the “Promissory Note”) dated the same date.

For good and valuable consideration, the receipt of which is hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

1.  Grant of Security Interest.  Pledgor hereby grants to Secured Party a security interest in all of the equipment described on the attached Exhibit A, and in all proceeds and products thereof in any form, in substitutions and accessions thereto or therefore, and in all increases or profits received therefrom, including, without limitation, all property described in any schedule from time to time delivered by Pledgor to Secured Party, (collectively the “Collateral”).

Pledgor and Secured Party acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Pledgor.

2.  Debts Secured.  The security interest granted by this Agreement shall secure Pledgor’s present debts and obligations to Secured Party evidenced by the Promissory Note of Pledgor in favor of Secured Party dated March 22, 2010, in the original principal amount of One Hundred Forty Five Thousand Three Hundred and 00/100 U.S. Dollars ($145,000.00), and any and all renewals, extensions, replacements, modifications and amendments thereof (including any which increase the original principal amount).  The security interest granted by this Agreement shall also secure all Pledgor’s present and future debts to Secured Party, including all other present and future debts of Pledgor in favor of any other person that are assigned to Secured Party.

  3.  Perfection and Enforcement of Assignment and Security Interest. Pledgor agrees to deliver any and all documents  evidencing the Collateral, to Secured Party at the time of execution of this Agreement.  Pledgor agrees to give good faith, diligent cooperation to Secured Party and to perform such other acts as reasonably requested by Secured Party for perfection and enforcement of said assignment and security interest.  Pledgor will promptly deliver to Secured Party all written notices or other documents constituting or relating to the Collateral, which are received in the future and will promptly give Secured Party written notice of any other notices which are received in the future by Pledgor with respect to the Collateral.

  4.  No Transfer of Ownership Prior to Default.  Pledgor does hereby make, constitute and appoint Secured Party and its designees, as Pledgor’s true and lawful attorney in fact, with full power of substitution, to transfer the Collateral to the name of Secured Party or such other name as designated by Secured Party.  Such power may be exercised in the sole discretion of Secured Party, but only upon a default.

Pledgor agrees to pay any and all expenses and out of pocket costs, including, reasonable attorneys fees and legal expenses, incurred by Secured Party in connection with this Section and the payment thereof shall be secured by the Collateral.

5.  Location of Collateral.  Pledgor represents and warrants that:

a.

Pledgor’s equipment is kept at the following locations and no others:  Deer Trail Mine located near Marysvale, Utah;

b.

Pledgor’s chief place of business is located at the Deer Trail Mine located near Marysvale, Utah;

c.

Pledgor’s chief executive office is located at 8880 Rio San Diego Drive, 8th Floor, San Diego, CA 92108;

d.

Records concerning Pledgor’s equipement are kept at the following locations and no others: Deer Trail Mine located near Marysvale, Utah and 8880 Rio San Diego Drive, 8th Floor, San Diego, CA 92108.

Pledgor agrees that it will not change any of the above locations or create any new locations for such matters without giving Secured Parties at least thirty (30) days prior written notice thereof.

6.  Representations and Warranties Concerning Collateral.  Pledgor represents and warrants that:

a.  Pledgor is the sole owner of the Collateral registered in Pledgor’s name.

b.  The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for current taxes and assessments which are not delinquent and the security interest created by this Agreement.

7.  Covenants Concerning Collateral.  Pledgor covenants that:

a.  Pledgor will keep the Collateral free and clear of any and all security interests, liens, assignments or other encumbrances, except those for current taxes and assessments which are not delinquent and those arising from this Agreement.

b.  Pledgor agrees to promptly execute and deliver any UCC Financing Statements reasonably requested by Secured Party for perfection or enforcement of this Agreement and the security interests created hereby, and to give good faith, diligent cooperation to Secured Party and to perform such other acts reasonably requested by Secured Party for perfection and enforcement of said security interests.

           8.  Right to Perform for Pledgor.  Secured Party may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Pledgor, pay filing, recording, insurance and other charges payable by Pledgor, or provide insurance as provided herein if Pledgor fails to do so. Any such payments advanced by Secured Party shall be repaid by Pledgor upon demand, together with interest thereon from the date of advance until repaid at the rate of twelve percent (12.0%) per annum.

9.  Insurance.  Pledgor agrees to insure the equipment at Pledgor’s expense, against loss, damage, theft, and such other risks as Secured Party may request to the full insurable value thereof with insurance companies and policies satisfactory to Secured Party.  Proceeds from such insurance shall be payable to Secured Party as its interests may appear and such policies shall provide for a minimum ten days written cancelation notice to Secured Party.  Upon request, policies or certificates attesting to such coverage shall be delivered to Secured Party.  Insurance proceeds may be applied by Secured Party toward payment of any obligation secured by this Agreement, whether or not due, in such order of application as Secured Party may elect.

10.  Default.  Time is of the essence of this Agreement.  The occurrence of any of the following events shall constitute a default under this Agreement:

  a.  Any representation or warranty made by or on behalf of Pledgor in this Agreement is materially false or materially misleading when made;

  b.  Pledgor fails in the payment or performance of any obligation, covenant, agreement or liability created by or contemplated by this Agreement or secured by this Agreement; or

  c.  Any default in the payment or performance of any amounts, obligation, covenant, agreement or liability under the Promissory Note referred to in Paragraph 2 of this Agreement.

No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

11.  Remedies.  Upon the occurrence of any default under this Agreement, Secured Party shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Promissory Note or any related Loan Agreement:

a.  Secured Party shall have all the rights and remedies available under the Uniform Commercial Code;

b.  If Pledgor fails to cure any default within fifteen (15) days after Pledgor’s receipt of written notice of default from Secured Party, Secured Party may sell, assign, deliver or otherwise dispose of any or all of the Collateral for cash and/or credit and upon such terms and at such place or places, and at such time or times, and to such persons, firms, companies or corporation as Secured Party reasonably believes expedient, without any advertisement whatsoever, and, after deducting the reasonable costs and out-of-pocket expenses incurred by Secured Party, including, without limitation,  reasonable attorneys fees and legal expenses,  advertising of sale of the Collateral,  sale commissions,  sales tax, and  costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Secured Party might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Secured Party may deem expedient.  No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

In the event of breach or default under the terms of this Agreement by Pledgor, Pledgor agrees to pay all reasonable attorneys fees and legal expenses incurred by or on behalf of Secured Party in enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default.  Pledgor additionally agrees to pay all reasonable costs and out-of-pocket expenses, including, without limitation, (1) reasonable attorneys fees and legal expenses, (2) advertising of sale of the Collateral, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Collateral, incurred by Secured Party in obtaining possession of Collateral, preparation for sale, sale or other disposition, and otherwise incurred in foreclosing upon the Collateral.  Any and all such costs and out-of-pocket expenses shall be payable by Pledgor upon demand, together with interest thereon at twelve percent (12.0%) per annum.

Regardless of any breach or default, Pledgor agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Secured Party in any bankruptcy proceedings of any type involving Pledgor, the Collateral, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

12.  Additional Affirmative Covenants of Pledgor.  During the term of this Agreement, Pledgor agrees that Pledgor shall not sell any of the Collateral without the consent of Secured Party.

13.   Notices.  All notices or demands by any party hereto shall be in writing and may be sent by regular mail.  Notices shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Pledgor or Secured Party at the mailing addresses stated below or to such other addresses as Pledgor or Secured Party may from time to time specify in writing.  Any notice otherwise delivered shall be deemed to be given when actually received by the addressee.

If to Pledgor to:

Rocco Trotta

3 Aerial Way

Syosset, New York 11791

If to any Secured Party to:

Deer Trail Mining Company, LLC

8880 Rio San Diego Drive, 8th Floor

San Diego, CA 92108.

14.  General.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, U.S.A.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

All agreements, representations, warranties and covenants made by Pledgor shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Party contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.  All agreements, representations, warranties and covenants in this Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made and their respective heirs, successors and assigns.

This Agreement constitutes the entire agreement between Pledgor and Secured Party as to the subject matter hereof and may not be altered or amended except by written agreement signed by Pledgor and Secured Party.  All other prior and contemporaneous understandings between the parties hereto as to the subject matter hereof are rescinded.

Dated: March 22, 2010

Secured Party:

Pledgor:

ROCCO TROTTA

DEER TRAIL MINING COMPANY, LLC

By_______________________

By: /s/  Mark A. Lopez

  Rocco Trotta

   Mark A. Lopez, Manager

EXHIBIT A

Deer Trail Mining Company, LLC Equipment List

Purchase Equipment Description

price

2001 Cat 938G Wheel Loader S/N 4xs01978	$97,755.00
2000 Case 903013 Hydralic Excavator S/N DACO302987	$82,953.00
1999 Western Star 4964SX T/A Truck Tractor S/N 2wkpdcchovk945561	$31,247.50
Toyota 4300 Lb Forklift	$3,501.88
Ferree LT35 8x27 ft Equipment Trailer	$6,465.00
1997 Terex SS1048 Telescopic Forklift S/N 97777	$44,177.50
2001 Lincoln portable arc welder	$4,848.75
2006 Easy Kleen Magnum Gold Pressure washer	$2,963.13
1997 Genie Z6034 Articulated Boom Lift S/N 207	$17,833.00
2004 Airman Portable Generator set	$11,000.00
2005 Airman Portable Air Compressor	$9,500.00
Atomic Absorption Spectrophotometer	$ 11,720.00

Westech Thickener	$28,000.00
2001 GMC Yukon	$10,891.04
6-Cell GaliigherAgitair Flotation Machine	$25,000.00
10" Marcy Gy-Roll Cone Crusher with motor	$3,850.00
4 -2.5"x2" Galigher Rubber lined slurry pumps	$13,600.00
1-SIHI Vacuum Pump	$6,000.00
1- Nash Vacuum Pump	$6,000.00
2-3x6 Nash Vertical Vacuum Receiver tank	$7,300.00
1- 2.5"x2" Galigher slurry pump	$5,500.00
1- 2.5"x2" Galigher slurry pump	$5,500.00
1- Roots 59AF positive displacement blower	$1,250.00
1- 2.5"x2" Galigher Rubber lined slurry pump	$3,732.67
1- Bico Ring and Puck Vibrating Pulverizer	$3,000.00
Sokkia Survey Equipment	$4,145.67
10' 6" x 10' EIMC Filter with vacuum pump	$85,000.00
1 GE power transformer	$ 53,750.00
1- Cutler Hammer oil filled substation transformer	$27,280.00
1980 GMC Top Kick Water Truck	$11,500.00
1989 Ford Pickup	$3,000.00